EXHIBIT 5

SIDLEY AUSTIN BROWN & WOOD LLP

BEIJING BRUSSELS CHICAGO DALLAS GENEVA HONG KONG LONDON	BANK ONE PLAZA 10 S. DEARBORN STREET CHICAGO, ILLINOIS 60603 TELEPHONE 312 853 7000 FACSIMILE 312 853 7036 www.sidley.com FOUNDED 1866	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, D.C.

May 17, 2005

Telephone and Data Systems, Inc.

Suite 4000

30 N. LaSalle Street

Chicago, Illinois  60602

Re:          Telephone and Data Systems, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We are counsel to Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), and have represented the Company with respect to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and delivery of up to 12,000,000, 60,000 and 10,000 Special Common Shares, par value $0.01 per share (collectively, the “Shares”), of the Company pursuant to the Company’s Amended and Restated 2004 Long-Term Incentive Plan, the Company’s 1994 Long-Term Incentive Plan, as amended, and the Chorus Communications Group, Ltd. Stock Incentive Plan, as amended, respectively (collectively, the “Plans”).

In rendering this opinion letter, we have examined and relied upon copies of the Plans and the Registration Statement, including the related Prospectuses.  We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on the foregoing, we are of the opinion that:

1.             The Company is duly incorporated and validly existing under the laws of the State of Delaware; and

2.             Each Share will be legally issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Share shall have been duly issued and delivered in the manner contemplated by the Plans; and (iii) a certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plans.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance and delivery of each Share, the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and the Plans will not have been modified or amended.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or “Blue Sky” laws of the various states to the issuance and delivery of the Shares.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the Securities Act.

The following persons are members of this firm:  Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls the Company, the Chairman of the Board and member of the Board of Directors of the Company and a director of a subsidiary of the Company; William S. DeCarlo, the General Counsel of the Company and an Assistant Secretary of the Company and certain subsidiaries of the Company, and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of certain subsidiaries of the Company.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement, including the related Prospectus.

Very truly yours,

/s/ SIDLEY AUSTIN BROWN & WOOD LLP